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                                    EXHIBIT 1


                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, each of the parties to this Joint Filing Agreement (the "Agreement") agrees that the statement on Schedule 13G with respect to the Common Stock issued by United Auto Group, Inc., to which this Agreement is attached as an Exhibit, is filed on behalf of each such party and that any amendments to the attached Schedule 13G will likewise be filed on behalf of each such party.


Aon Corporation
Date:    February 1, 2000


By:  /s/ Michael A. Conway
   -----------------------------------
Name: Michael A. Conway
Title: Senior Vice President


Aon Advisors, Inc.
Date:    February 1, 2000


By:  /s/ Michael A. Conway
   -----------------------------------
Name: Michael A. Conway
Title: President


Virginia Surety Company, Inc.
Date:    February 1, 2000


By:  /s/ Michael A. Conway
   -----------------------------------
Name: Michael A. Conway
Title: Senior Vice President


London General Insurance Company
Date:    February 1, 2000


By:  /s/ Michael A. Conway
   -----------------------------------
Name: Michael A. Conway
Title: Agent


Combined Insurance Company of America
Date:    February 1, 2000


By:  /s/ Michael A. Conway
   -----------------------------------
Name: Michael A. Conway
Title: Senior Vice President



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